                                                                   Exhibit 3.27a

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             NOV 19 2003

                                                         CORPORATIONS SECTION

                            ARTICLES OF ORGANIZATION
                                       OF
                                REDI-MIX GP, LLC

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as organizer of a limited liability company under the Texas Limited Liability Company Act, do hereby adopt the following Articles of Organization for such limited liability company:

                                   ARTICLE ONE

                                      NAME

     The name of the limited liability company is Redi-Mix GP, LLC.

                                   ARTICLE TWO

                                    DURATION

     The period of duration of the limited liability company is perpetual.

                                  ARTICLE THREE

                                    PURPOSES

     The purpose for which the limited liability company is organized is to engage in the transaction of any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

                                  ARTICLE FOUR

                       INITIAL REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the limited liability company is 1445 MacArthur Drive, #136, Carrollton, TX 75007, and the name of its initial registered agent at such address is John C. Miller.

                                  ARTICLE FIVE

                             MANAGEMENT BY MANAGERS

     The limited company will have one or more managers. The name and address of the initial manager of the limited liability company are as follows:

     Name                 Address
     ----                 -------
Bill C. Mabry   1445 MacArthur Drive, #136
                Carrollton, TX 75007

                                   ARTICLE SIX

                                    ORGANIZER

     The name and address of the organizer are Jared S. Richardson, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201.

     IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of November, 2003.


                                       -----------------------------------------
                                       Jared S. Richardson